Exhibit 21.1

List of Subsidiaries of Pypo China Holdings Limited

	Wholly-Owned Subsidiaries	Place of Incorporation

1.	Pypo Digital Company Limited	Cayman Islands

2.	Pypo Holdings (HK) Company Limited	Hong Kong

3.	Beijing PYPO Technology Group Co., Ltd.	PRC

4.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC

5.	Shenyang PYPO Technology Co., Ltd.	PRC

6.	Shandong PYPO Digital Technology Co., Ltd.	PRC

7.	Shanxi PYPO Technology Co., Ltd.	PRC

8.	Jilin PYPO Technology Co., Ltd.	PRC

9.	Inner Mongolia PYPO Technology Co., Ltd.	PRC

10.	Beijing PYPO Communications Technology Co., Ltd.	PRC

11.	Shanghai PYAO Digital Technology Co., Ltd.	PRC

12.	Anhui PYPO Electronics Co., Ltd.	PRC

13.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC

14.	Nanjing PYAO Technology Co., Ltd.	PRC

15.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC

16.	Chongqing PYPO Digital Technology Co., Ltd.	PRC

17.	Gansu PYPO Digital Technology Co., Ltd.	PRC

18.	Guizhou PYPO Technology Co., Ltd.	PRC

19.	Jiangxi PYPO Technology Co., Ltd.	PRC

20.	Guangxi PYPO Communications Equipment Co., Ltd.	PRC

21.	Fujian PYPO Technology Co., Ltd.	PRC

22.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC

23.	Guangdong PYPO Technology Co., Ltd.	PRC

24.	Shenzhen PYPO Communications Equipment Co., Ltd.	PRC

25.	Jiangsu PYPO Technology Co., Ltd.	PRC

	Affiliated Entities	Place of Incorporation

26.	Beijing PYPO Times Technology Co., Ltd.	PRC

27.	Beijing Jiusheng Aopu Technology Co., Ltd.	PRC

28.	Beijing Funtalk Century Communication Equipment Chain Co., Ltd. (“Beijing Feijie”, previously translated as Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd.)	PRC

29.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

30.	Beijing Dongdian Wuxian Technology Co., Ltd.	PRC

31.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	PRC

32.	Beijing Funtalk Communication Chain Shu Yang Procurement Center Co., Ltd.	PRC

33.	Henan Xinya Telecommunications Equipment Co., Ltd.	PRC

34.	Kunming Golden Broadway Technology Development Co., Ltd.	PRC

35.	Hunan Feon Telecommunications Technology Co., Ltd.	PRC

36.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

37.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC

38.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

39.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

40.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

41.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

42.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

43.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

44.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

45.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	PRC

46.	Liuyang Feon Telecommunications Technology Co., Ltd.	PRC

47.	Suzhou Guanzhilin Trading Co., Ltd.	PRC

48.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

49.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

50.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

51.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

52.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC

53.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

54.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

55.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

56.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

57.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

58.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC

59.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC

60.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

61.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

62.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC

63.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

64.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC

65.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

66.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

67.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

68.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

69.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

70.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

71.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC

72.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC

73.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

74.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC

75.	Huhhot Guanzhilin Communication Equipment Co., Ltd.	PRC

76.	Shuyang Guanzhilin Communication Equipment Co., Ltd.	PRC

77.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC